EXHIBIT 99.1

Dex Media Announces New Offering of Senior Notes for
Dex Media West LLC; Seeks to Amend Credit Agreements

DENVER — November 9, 2004 — Dex Media, Inc. (NYSE: DEX) today announced that its wholly-owned subsidiary, Dex Media West LLC, will commence an offering of $200 million of Senior Notes, due 2011, to qualified institutional buyers under Rule 144A and outside the United States in compliance with Regulation S under the Securities Act of 1933, as amended. The gross proceeds from the offering will be used to partially pay down the existing Dex Media West Term Loan B.

At the time of issuance, the securities will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Concurrent with the Senior Notes offering, Dex Media Inc. also announced that it will seek to amend both Dex Media West’s and Dex Media East’s credit agreements to allow for a refinancing to their respective Term Loan Bs.

About Dex Media, Inc.

Dex Media, Inc. (NYSE: DEX) is the indirect parent company of Dex Media East LLC, Dex Media West LLC and Dex Media Service LLC. The company, through its subsidiaries, provides local and national advertisers with industry-leading directory and Internet solutions. As the exclusive publisher of the official White and Yellow Pages directories for Qwest Communications International Inc., Dex Media published 259 directories in 2003 in the states of Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming.

In 2003, Dex Media generated combined revenue of approximately $1.6 billion on a pro forma basis after giving effect to the acquisition of Dex West. Dex Media printed and distributed approximately 43 million print directories and CD-ROMs and served more than 400,000 local and 4,000 national advertiser accounts in 2003. Dex Media’s leading Internet-based directory, DexOnline.com, is the most used Internet Yellow Pages in the states Dex Media serves, according to market research firm comScore.

Safe Harbor for Forward-Looking and Cautionary Statements

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan” and similar expressions are generally intended to identify forward-looking statements.

The following factors, among others, could affect future results: continuing weakness in the U.S. economy; increased competitive pressure from other directory publishers or media companies; changes in interest rates or a reduction in Dex Media’s cash flow that could impair Dex Media’s ability to service its debt obligations; Dex Media’s high level of indebtedness; and risks related to the start-up of new print or Internet directories and media services.

Other factors that could materially affect actual results can be found in Dex Media’s filings with the Securities and Exchange Commission. Many of these factors are beyond the company’s ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements, which only speak as of the date of this press release. Dex Media undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Media Contact:	Investor Contact:

Pat Nichols	Brooke Martellaro
303-784-1555	866-545-2900
pat.nichols@dexmedia.com	brooke.martellaro@dexmedia.com